Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
As of December 31, 2018

BB&T Corporation, a North Carolina corporation, is a FHC. The table below sets forth BB&T's subsidiaries as to State or Jurisdiction of Organization.

Subsidiary	State or Jurisdiction of Organization
Branch Banking and Trust Company	North Carolina
Atlas SPE, LLC	North Carolina
Atlas NC I SPE, LLC	North Carolina
Atlas Tri-State SPE, LLC	North Carolina
BB&T Capital Partners II, L.L.C.	Delaware
BB&T Capital Partners Mezzanine Fund II, LP	Delaware
BB&T Capital Partners, L.L.C.	Delaware
BB&T Collateral Service Corporation	North Carolina
BB&T Collateral Service Corporation (TN)	Tennessee
BB&T Collateral Service Corporation (WV)	West Virginia
BB&T Commercial Equipment Capital Corp.	Pennsylvania
BB&T Community Holdings Co.	Nevada
BB&T Credit Services, Inc.	Virginia
BB&T Equipment Finance Corporation	North Carolina
BB&T Institutional Investment Advisers, Inc.	South Carolina
BB&T Insurance Holdings, Inc.	Delaware
CRC Insurance Services, Inc.	Alabama
Association of Independent Drivers of America, LLC	Florida
Cooper Gay Re, Ltd.	New York
Five Star Agents, Inc. Purchasing Group	Illinois
Hanleigh Management Inc.	New Jersey
J. H. Blades & Co., Inc.	Texas
J. H. Blades & Co. (Agency), Inc.	Texas
Real Property Inc., A Risk Purchasing Group	New York
Crump Life Insurance Services, Inc.	Pennsylvania
P.J. Robb Variable Corp.	Tennessee
Ramkade Insurance Services, Inc.	California
RiskRighter, LLC	Delaware
Tellus Brokerage Connections, Inc.	Delaware
McGriff Insurance Services, Inc.	North Carolina
AmRisc, LLC	Delaware
BB&T Insurance Services of California, Inc.	California
F.B.P. Insurance Services, LLC	California
Precept Advisory Group LLC	California
Independent Trustees, Inc.	Virginia
Title Insurance Services of Alabama, LLC	Alabama
McGriff, Seibels & Williams, Inc.	Alabama
M & M Aviation, L.L.C.	Alabama
McGriff, Seibels & Williams de Mexico, Intermediario de Reaseguro, S.A. de C.V.	Mexico
BB&T Leadership Institute, Inc., The	North Carolina

Subsidiary	State or Jurisdiction of Organization
BB&T Merchant Services LLC	North Carolina
BB&T-VA Collateral Service Corporation	Virginia
Eagle SPE Multi I, Inc.	North Carolina
Eagle SPE NV I, Inc.	North Carolina
Five Points Capital Partners IV, L.P.	Delaware
Five Points Mezzanine Fund III, L.P.	Delaware
Grandbridge Real Estate Capital LLC	North Carolina
BB&T Real Estate Funding LLC	North Carolina
Grandbridge Investment Sales, Inc.	North Carolina
Lititz Properties, LLC	Pennsylvania
Prime Rate Premium Finance Corporation, Inc.	South Carolina
AFCO Credit Corporation	New York
AFCO Acceptance Corporation	California
CAFO Holdings Company	Nova Scotia
CAFO Inc.	Canada
Prime Rate Premium Finance of California, Inc.	California
Susquehanna Corporation	Pennsylvania
Susquehanna Mortgage Corporation	Maryland
Turks Head Properties, Inc.	Pennsylvania
BB&T Assurance Company, Ltd.	Bermuda
BB&T Securities, LLC	Delaware
BB&T Ventures LLC	North Carolina
Boston Service Company, Inc. (t/a Hann Financial Service Corp.)	New Jersey
SALE NYC, LLC	Delaware
Regional Acceptance Corporation	North Carolina
Sterling Capital Management LLC	North Carolina
Sterling Capital (Cayman) Limited	Cayman Islands